                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, For Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Under Rule 14a-12

                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
    (5)   Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount previously paid:

           ---------------------------------------------------------------------
     (2)   Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------

     (3)   Filing Party:

           ---------------------------------------------------------------------
     (4)   Dated Filed:

           ---------------------------------------------------------------------

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Hanover Capital Mortgage Holdings, Inc. to be held at 11:00 a.m. on Thursday, May 15, 2003, at the American Stock Exchange, 86 Trinity Place, New York, New York, 10006.

     The attached Notice of Meeting and Proxy Statement describe the formal agenda for the Annual Meeting. Your Board of Directors and management will also present a report on our operations, and will be happy to respond to questions properly brought before the meeting.

     I HOPE THAT YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO ATTEND, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. THIS WILL ASSIST US IN ACHIEVING A QUORUM AT THE ANNUAL MEETING, AND WILL ENSURE THAT YOUR VOTE WILL BE COUNTED EVEN IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING. YOU WILL STILL BE ABLE TO VOTE IN PERSON AT THE ANNUAL MEETING IF YOU RETURN THE ENCLOSED PROXY CARD. YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN.

     On behalf of our Board of Directors, thank you for your continued interest and support. We look forward to meeting and speaking with those of our shareholders who are able to attend the Annual Meeting.

                                          Sincerely,

                                          JOHN A. BURCHETT
                                          President, Chief Executive Officer and
                                          Chairman

                                   IMPORTANT

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL US AT (732) 548-0101.

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837

                 NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, MAY 15, 2003

To Our Shareholders:

     The 2003 Annual Meeting of the Shareholders of Hanover Capital Mortgage Holdings, Inc. will be held on Thursday, May 15, 2003, at 11:00 a.m. at the American Stock Exchange, 86 Trinity Place, New York, New York, 10006, for the following purposes:

          1. To elect three Directors to serve for a term of three years;

          2. To consider and act upon a proposal to ratify, confirm and approve the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2003;

          3. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors has fixed the close of business on April 1, 2003 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     YOUR PROXY IS ENCLOSED. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND AVOID THE ADDITIONAL EXPENSE TO HANOVER OF FURTHER SOLICITATION, MARK YOUR PREFERENCES, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU DO ATTEND THE MEETING.

                                          By order of the Board of Directors

                                          JOYCE S. MIZERAK,
                                          Senior Managing Director, a Director
                                          and Secretary

Edison, New Jersey
This Proxy Statement will be first sent to shareholders on or about April 10, 2003.

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                PROXY STATEMENT

     In this Proxy Statement, the terms "we", "us", "our", and "Hanover" refer to Hanover Capital Mortgage Holdings, Inc.

     We are sending you this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2003 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, May 15, 2003, at the time and place set forth in the notice of the Meeting. This proxy statement, accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, form your meeting package. We are sending this package on or about April 10, 2003 to record holders of our common stock as of April 1, 2003, the record date for the Annual Meeting.

     If you properly execute, date and return the enclosed proxy card it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon, then the shares represented by your proxy will be voted:

     PROPOSAL #1 -- ELECTION OF DIRECTORS -- "FOR" John A. Burchett, John A. Clymer and Saiyid T. Naqvi, your Board of Directors' nominees named herein; and

     PROPOSAL #2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS -- "FOR" ratification of Deloitte & Touche LLP as our independent accountants for 2003.

     The persons named as proxies may also vote on any other matter to properly come before the Annual Meeting.

     Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Annual Meeting, by giving written notice of revocation to our Secretary at any time before the proxy is exercised, or by duly executing and dating a subsequent proxy relating to the same shares of our common stock and delivering it to our Secretary at or before the Annual Meeting.

     The presence at the meeting in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. The election of the nominees for Director will be decided by plurality vote. To approve Proposal #2, at least a majority of the votes cast at the meeting must be voted in favor of the proposal. Abstentions and broker non-votes are not considered votes cast, and will not affect the vote. If your shares of our common stock are held by a broker, and you do not submit your proxy card, your brokerage firm may choose to vote for you or leave your shares unvoted.

     We will bear the cost of the solicitation of proxies. We expect that the solicitation will be made primarily by mail, but our regular employees, directors or representatives (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, in person, and by other means, and may arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at our expense.

     Our principal executive offices are located at 379 Thornall Street, Edison, New Jersey 08837, telephone number (732) 548-0101.

                       RECORD DATE AND VOTING SECURITIES

     Only shareholders of record at the close of business on April 1, 2003, the record date for the Meeting, are entitled to notice of and to vote at the meeting. On that date, we had outstanding and entitled to vote 4,534,402 shares of common stock, par value $.01 per share. This class has no cumulative voting rights. Each outstanding share of our common stock entitles the record holder to cast one vote for each director to be elected, and one vote on Proposal #2.

                      PROPOSAL #1 -- ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. Any Director who was appointed by the Board of Directors to fill a vacancy holds office until the next annual meeting of shareholders, at which time the shareholders elect a Director to hold office for the balance of the term then remaining. It is proposed that each Director nominee listed below, whose term expires at this meeting, be elected to serve a term of three years and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. None of the Directors are related to any of our executive officers.

     The Board has nominated John A. Burchett, John A. Clymer and Saiyid T. Naqvi to be elected at the Annual Meeting as Directors for terms that will expire in 2006.

     All of the Director nominees advised us that they are available and willing to serve if elected. If any of the Director nominees become unavailable for election, which we do not anticipate, then the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend.

     The election of nominees for Director will be decided by plurality vote. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" MESSRS. BURCHETT, CLYMER AND NAQVI. Proxies solicited by the Board of Directors will be voted "FOR" the election of the Director nominees named below, all of whom are now members of the Board of Directors, unless shareholders specify a contrary vote.

                      NOMINEES FOR TERMS EXPIRING IN 2006:

NAME OF NOMINEE               AGE   PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
---------------               ---   -----------------------------------------------------------------------

John A. Burchett............  60    John A. Burchett has been the Chairman of our Board, and our President and Chief Executive Officer, since our inception in June 1997. Mr.
                                    Burchett has also been the Chairman of the Board and Chief Executive
                                    Officer of our subsidiary Hanover Capital Partners Ltd. since its formation in 1989 and of Hanover Capital Mortgage Corporation, a
                                    subsidiary of Hanover Capital Partners, since its inception in 1992.
                                    Mr. Burchett has also been the Chairman of the Board and Chief
                                    Executive Officer of our subsidiary HanoverTrade, Inc., since its formation in 1999. Prior to founding Hanover, Mr. Burchett held executive positions in the national mortgage finance operations of two global financial institutions, Citicorp Investment Bank from 1980 to
                                    1987 and Bankers Trust Company from 1987 to 1989.

NAME OF NOMINEE               AGE   PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
---------------               ---   -----------------------------------------------------------------------
John A. Clymer..............  54    John A. Clymer has been a Director since the consummation of our initial public offering in September 1997. Since September 1994, Mr.
                                    Clymer has been a Managing Director, the Chief Investment Officer and
                                    Managing Director of Resource Trust Co., which was acquired by U.S.
                                    Trust in 2001. Mr. Clymer has been a Director of WTC Industries, Inc.
                                    since 1994.

Saiyid T. Naqvi.............  53    Saiyid T. Naqvi has been a Director since March 1998. Since November
                                    2002, he has been Chairman and Chief Executive Office of Setara
                                    Corporation. He also was President and Chief Executive Officer of PNC
                                    Mortgage (formerly Sears Mortgage Corporation) from 1985 until January
                                    2001.

     The following are the continuing members of our Board of Directors, whose terms of service are indicated below:

                     DIRECTORS WHOSE TERMS EXPIRE IN 2004:

NAME OF DIRECTOR              AGE  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
----------------              ---  -----------------------------------------------------------------------

George J. Ostendorf.........  58   George J. Ostendorf has been a Director since our inception in June
                                   1997. Mr. Ostendorf is also one of our Senior Managing Directors, and has been a Director and Senior Managing Director of Hanover Capital
                                   Partners since its formation in 1989. Mr. Ostendorf has also been a
                                   Director and Senior Vice President of HanoverTrade, Inc. since its formation in 1999. Before joining us, Mr. Ostendorf was responsible for the origination and distribution of mortgage securities by
                                   Chicago-based sales forces that he managed for Citicorp Investment Bank from 1983 to 1987 and for Bankers Trust Company from 1987 to 1989.

John N. Rees................  69   John N. Rees has been a Director since the consummation of our initial public offering in September 1997. Since 1986, Mr. Rees has been
                                   President of Pilot Management, a privately held investor/consultant firm. Mr. Rees has been on the Board of Directors of Aerodyne Research since 2000.

Joseph J. Freeman...........  71   Joseph J. Freeman has been a Director since October 1997. Since 1986,
                                   Mr. Freeman has been the President of LRF, a privately held venture capital firm. Mr. Freeman has been on the Board of Directors of LRF since 1985 and Newton Senior Living since 2000.

                     DIRECTORS WHOSE TERMS EXPIRE IN 2005:

NAME OF DIRECTOR              AGE  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
----------------              ---  -----------------------------------------------------------------------

James F. Stone..............  63   James F. Stone has been a Director since March 2000. Mr. Stone has been a partner of SeaView Capital LLC, an investments firm, since March
                                   2000. From 1996 to 2000, he was a partner of Riparian Partners, an investments firm. Mr. Stone is a member of the Boards of Fiber
                                   Composites LLC, Truarc LLC, and the South County Hospital in Rhode
                                   Island.

Joyce S. Mizerak............  47   Joyce S. Mizerak has been a Director and our Secretary since our inception in June 1997. Ms. Mizerak has been one of our Senior Managing
                                   Directors since 2000, a Director of Hanover Capital Partners since its formation in 1989, and President of Hanover Capital Partners since
                                   2000. Ms. Mizerak has also been a Director and Senior Vice President of
                                   HanoverTrade, Inc. since its formation in 1999. Before joining us, Ms.
                                   Mizerak had responsibility at Bankers Trust Company from 1988 to 1989 for mortgage transaction contracts. Before joining Bankers Trust
                                   Company, Ms. Mizerak held a variety of positions at Citicorp Investment
                                   Bank from 1984 to 1988 including the trading of whole mortgage loans for Citicorp's Citimae residential mortgage conduit.

Irma N. Tavares.............  48   Irma N. Tavares has been a Director since our inception in June 1997.
                                   Ms. Tavares has been one of our Senior Managing Directors since 2000, and has been a Senior Managing Director and a Director of Hanover
                                   Capital Partners since its formation in 1989. Ms. Tavares has served as a Director and President of HanoverTrade, Inc. since its formation in
                                   1999. Before joining us, Ms. Tavares held mortgage-related trading positions at both Citicorp Investment Bank from 1983 to 1987 and
                                   Bankers Trust Company from 1987 to 1989.

                             OUR EXECUTIVE OFFICERS

     We have listed below our executive officers that are not included in the table above.

NAME                          AGE                            POSITION
----                          ---                            --------

J. Holly Loux...............  34   J. Holly Loux was named our Chief Financial Officer and
                                   Treasurer in January 2002. She is primarily responsible for our Accounting and Finance Group, which manages our finance, accounting and control functions. Ms. Loux, a certified
                                   public accountant, spent 11 years with the public accounting firm of Deloitte & Touche LLP in the assurance and advisory function of the financial services industry group.

Thomas P. Kaplan............  38   Thomas P. Kaplan was our Chief Financial Officer and
                                   Treasurer from June 1999 to January 2002 and has been a
                                   Managing Director since June 1999. Before joining us, Mr.
                                   Kaplan was the executive vice president in charge of the
                                   capital markets division of Franchise Mortgage Acceptance
                                   Company from 1997 to 1999, and a senior vice president in
                                   the asset-backed securities group at Greenwich Capital
                                   Markets from 1995 to 1997.

John F. Lanahan.............  41   John F. Lanahan has been our Assistant Secretary since 1999 and our General Counsel since 2001. Mr. Lanahan started in
                                   1999 as Vice President and in-house counsel of Hanover
                                   Capital Partners and HanoverTrade and since 2001 has been
                                   Senior Vice President and General Counsel. Before joining
                                   us, Mr. Lanahan worked with the law firm of Hack, Piro,
                                   O'Day, Merklinger, Wallace & McKenna, P.A. from 1991 to
                                   1999.

     PROPOSAL #2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee selected and appointed Deloitte & Touche LLP to act as our independent accountants for the year ending December 31, 2003. In recognition of the important role of the independent accountants, their selection is being submitted to the shareholders for review and ratification.

     An affirmative vote of the holders of at least a majority of the shares of common stock voting on this proposal is required for its adoption. YOUR BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT ACCOUNTANTS FOR 2003. Proxies solicited by the Board of Directors will be voted "FOR" this proposal unless shareholders specify a contrary vote.

     The Board of Directors expects representatives of Deloitte & Touche will be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire. The representatives of Deloitte & Touche are also expected to be available to respond to appropriate questions at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the ownership of our common stock as of April 2, 2003 by:

     - each person who, to our knowledge, beneficially owns more than 5% of our common stock;

     - each of our Directors;

     - each of the executive officers listed in the Summary Compensation Table on page 11; and

     - all of our Directors and executive officers as a group.

     Unless otherwise indicated in the table's footnotes, the beneficial owners have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned.

                                                                       AMOUNT AND
                                                                       NATURE OF
TITLE OF                      NAME AND ADDRESS OF                      BENEFICIAL     PERCENT OF
 CLASS                          BENEFICIAL OWNER                       OWNERSHIP        CLASS
--------                      -------------------                      ----------     ----------
Common      Wallace R. Weitz & Company..............................    751,000(1)      16.67%
            1125 South 103rd Street
            Suite 600
            Omaha, Nebraska 68124
Common      John A. Burchett........................................    568,046(2)      12.61%
            379 Thornall Street
            Edison, New Jersey 08837
Common      Joyce S. Mizerak........................................    213,187(3)       4.73%
            100 Metroplex Drive, Suite 301
            Edison, New Jersey 08817
Common      George J. Ostendorf.....................................    194,899(4)       4.33%
            208 South LaSalle Street, Suite 1338
            Chicago, Illinois 60604
Common      Irma N. Tavares.........................................    200,397(5)       4.45%
            379 Thornall Street
            Edison, New Jersey 08837
Common      Thomas P. Kaplan........................................     68,965(6)       1.53%
            233 Broadway, Suite 3510
            New York, New York 10279
Common      John N. Rees............................................     30,000(7)          *
            101 Granite Street
            Rockport, Mass 01966
Common      Saiyid T. Naqvi.........................................     11,000(8)          *
            75 North Fairway Drive
            Vernon Hills, Illinois 60061
Common      John A. Clymer..........................................      9,100(9)          *
            900 Second Avenue S., Suite 300
            Minneapolis, Minnesota 55402
Common      Joseph J. Freeman.......................................     21,220(10)         *
            60 Wells Avenue
            Newton, Mass 02459

                                                                       AMOUNT AND
                                                                       NATURE OF
TITLE OF                      NAME AND ADDRESS OF                      BENEFICIAL     PERCENT OF
 CLASS                          BENEFICIAL OWNER                       OWNERSHIP        CLASS
--------                      -------------------                      ----------     ----------
Common      James F. Stone..........................................     11,000(11)         *
            362 Ocean Road
            Narragansett, RI 02882
Common      All executive officers and Directors as a group (12                         29.50%
            persons)................................................
* Less than 1%.

---------------
 1. According to a Schedule 13G filed with the Securities and Exchange Commission on January 16, 2003.

 2. Includes 105,867 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 3. Includes 70,507 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 4. Includes 58,839 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 5. Includes 93,839 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 6. Includes 23,146 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 7. Includes 10,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 8. Includes 8,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

 9. Includes 8,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

10. Includes 10,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

11. Includes 6,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During 2002 the Board of Directors held four in-person meetings and five meetings by telephone conference. The Board of Directors also took actions by unanimous written consent. Each Director attended at least 75% of the aggregate of:

     - the total number of Board of Directors' meetings held in 2002; and

     - the total number of meetings held by each Committee on which he or she served.

     Directors who are also officers of Hanover do not receive additional compensation for their services as Directors. In 2002, each non-employee Director received the following compensation:

     - an annual Director's fee of $15,000;

     - $1,000 for each Board meeting attended;

     - $500 for each Committee meeting attended; and

     - travel expenses in connection with attending each in-person meeting.

     Pursuant to our stock option plans, non-employee Directors also receive a non-qualified stock option to purchase 2,000 shares of our common stock on the date he or she is first elected a member of the Board. Thereafter, non-employee directors are entitled to receive a grant of a non-qualified stock option to purchase an additional 2,000 shares as of the date of each subsequent meeting of our shareholders at which he or she is re-elected to the Board. The purchase price per share for each option will be equal to the fair market value on the date the option is granted. Options to non-employee directors are fully vested and immediately exercisable on the date of grant. In 2002, Mr. Stone received an option to purchase 2,000 shares of our common stock upon his re-election to the Board.

     The Board of Directors has an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee.

     The Audit Committee is comprised of three independent Directors, John N. Rees, John A. Clymer and James F. Stone. Each member meets the requirements for independence and financial literacy of the American Stock Exchange. Our Audit Committee is responsible for overseeing our financial reporting process. The Audit Committee held six meetings during 2002.

     Our Nominating and Governance Committee is comprised of three independent Directors, James F. Stone, Joseph J. Freeman and Saiyid T. Naqvi. The Nominating and Governance Committee recommends to the Board persons to be nominated as Directors or to fill vacancies on the Board. The Nominating and Governance Committee will consider nominees recommended by our stockholders. Recommendations must be delivered to our Secretary at our principal executive offices in accordance with the requirements set forth in Section 1.12 of our By-Laws. The Nominating and Governance Committee held one meeting during 2002.

     The Compensation Committee is comprised of three independent Directors, John A. Clymer, Joseph J. Freeman and Saiyid T. Naqvi. The Compensation Committee oversees and approves executive compensation policies and plans, including incentive and stock-based plans, which seek to enhance our profitability and value. Our Compensation Committee oversees these policies on behalf of the Board of Directors. The Compensation Committee held four meetings during 2002.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three independent Directors, each of whom meets the requirements for independence and financial literacy of the American Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which was attached as "Appendix A" to the proxy statement for Hanover's 2001 Annual Meeting of Shareholders.

     Management is responsible for internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Hanover's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, Hanover's independent accountants. Management represented to the Audit Committee that Hanover's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Deloitte & Touche LLP's judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

     Deloitte & Touche LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Deloitte & Touche LLP its independence.

     Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that Hanover's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the selection of Deloitte & Touche LLP as Hanover's independent accountants for 2003, and pre-approved Audit Services and Tax-Related services to be provided by Deloitte & Touche LLP in 2003.

                                          Audit Committee

                                          John N. Rees, Chair
                                          John A. Clymer
                                          James F. Stone

             DISCLOSURE OF FEES CHARGED BY INDEPENDENT ACCOUNTANTS

Audit Fees

     For the year ended December 31, 2002, Deloitte & Touche LLP billed us an aggregate of $307,000 for audit fees, covering professional services rendered to us and our subsidiaries, including (1) the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and (2) the reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of 2002.

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP did not perform any financial information systems design, implementation or related services for us or our subsidiaries during 2002.

All Other Fees

     For the year ended December 31, 2002, All Other Fees billed by Deloitte & Touche totaled $210,945. All Other Fees are the aggregate fees paid for all other non-audit services as follows: (i) $50,000 was in connection with financing transactions; and (ii) the remaining $160,945 was for tax-related services. In addition, for HDMF-I LLC, the distressed mortgage fund in which we own an equity interest, $45,480 was billed by Deloitte & Touche to HDMF-I as follows: (i) $23,000 for an audit; and (ii) $22,480 for tax-related services.

     The Audit Committee considered whether the provision by Deloitte & Touche of the services described under "All Other Fees" above is compatible with maintaining Deloitte & Touche's independence.

                             EXECUTIVE COMPENSATION

     The following table contains information about the compensation of our chief executive officer and our four other most highly compensated executive officers serving at the end of 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                  ANNUAL COMPENSATION           COMPENSATION
                                          -----------------------------------   ------------
                                                                                 SECURITIES
                                                                 OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL                        SALARY(1)   BONUS(1)   COMPENSATION   OPTIONS/SARS   COMPENSATION
POSITION                           YEAR      ($)        ($)          ($)            (#)          ($)(13)
------------------                 ----   ---------   --------   ------------   ------------   ------------
John A. Burchett.................  2002    331,770     100,000     278,712(2)      24,270*         8,030
  Chairman of the Board,           2001    322,013           0      10,696(3)           0          8,030
  Chief Executive Officer          2000    315,008           0      74,311(4)      49,200          3,346
  and President
Joyce S. Mizerak.................  2002    248,827      32,502      78,654(5)      18,630*         1,120
  Senior Managing                  2001    244,010           0       7,200(6)           0          1,120
  Director and a Director          2000    236,256           0      25,055(7)      34,440            467
George J. Ostendorf..............  2002    248,827      32,502      71,340(8)      18,630*        10,977
  Senior Managing                  2001    244,010           0       9,490(9)           0          6,187
  Director and a Director          2000    236,256           0      25,754(10)     34,440          4,944
Irma N. Tavares..................  2002    248,827      32,502      83,406(11)     18,630*           995
  Senior Managing                  2001    244,010           0       7,200(6)           0            995
  Director and a Director          2000    236,256           0      25,175(12)     34,440            249
Thomas P. Kaplan.................  2002    246,097           0           0              0              0
  Managing Director                2001    236,762           0           0              0              0
                                   2000    227,250           0           0         34,440              0

---------------
 * Options granted in connection with the cancellation of existing options. Please see disclosure under "Option/SAR Grants in Fiscal Year Ended December 31, 2002."

 1. Salary and bonus amounts are presented in the period earned; however, the payment of those amounts may occur in other periods.

 2. Includes $8,400 for an automobile allowance; $2,092 for club membership dues; $110,464 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and $157,756 for interest forgiven on notes payable to Hanover, including an additional sum to cover the tax impact of such interest forgiveness.

 3. Includes $8,400 for an automobile allowance and $2,296 for club membership dues.

 4. Includes $8,400 for an automobile allowance and $65,911 for loans extinguished in connection with the write-off of Hanover Capital Partners 2, Inc., including an additional sum to cover the tax impact of such extinguishment.

 5. Includes $7,200 for an automobile allowance; $30,127 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and $41,327 for interest forgiven on notes payable to Hanover, including an additional sum to cover the tax impact of such interest forgiveness.

 6. Automobile allowance.

 7. Includes $7,200 for an automobile allowance and $17,855 for loans extinguished in connection with the write-off of Hanover Capital Partners 2, Inc., including an additional sum to cover the tax impact of such extinguishment.

 8. Includes $7,200 for an automobile allowance; $2,160 for club membership dues; $26,523 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and $35,457 for interest forgiven on notes payable to Hanover, including an additional sum to cover the tax impact of such interest forgiveness.

 9. Includes $7,200 for an automobile allowance and $2,290 for club membership dues.

10. Includes $7,200 for an automobile allowance, $1,976 for club membership dues and $16,578 for loans extinguished in connection with the write-off of Hanover Capital Partners 2, Inc., including an additional sum to cover the tax impact of such extinguishment.

11. Includes $7,200 for an automobile allowance; $1,200 for club membership dues; $30,127 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and $44,879 for interest forgiven on notes payable to Hanover, including an additional sum to cover the tax impact of such interest forgiveness.

12. Includes $7,200 for an automobile allowance and $17,975 for loans extinguished in connection with the write-off of Hanover Capital Partners 2, Inc., including an additional sum to cover the tax impact of such extinguishment.

13. Life insurance premiums.

            OPTION/SAR GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2002

     The following table shows information regarding stock options granted in 2002 to the executive officers named in the Summary Compensation Table. On July 1, 2002 we cancelled outstanding options that had been issued in connection with our initial public offering. The cancelled options had an exercise price of $15.75 per share and were subject to vest based on our achievement of certain performance targets based on dividends declared on our common stock and increase in the market value of our common stock over our initial offering price. None of the targets were met within the available vesting period, so none of the original options ever vested. To replace these cancelled options we granted new options as shown in the table below. The replacement options are subject to performance-based vesting similar to the cancelled options, but the vesting period has been extended until 2007 and the performance targets were adjusted to relate to $8.9345 rather than our initial offering price. All options were granted under our 1997 Executive and Non-Employee Director Stock Option Plan.

                                    NUMBER OF
                                    SECURITIES    PERCENT OF TOTAL
                                    UNDERLYING      OPTIONS/SARS
                                   OPTIONS/SARS      GRANTED TO      EXERCISE OR                   GRANT DATE
                                     GRANTED        EMPLOYEES IN     BASE PRICE    EXPIRATION   PRESENT VALUE ($)
NAME                                   (#)          FISCAL YEAR        ($/SH)       DATE (1)           (2)
----                               ------------   ----------------   -----------   ----------   -----------------
John A. Burchett.................     24,270           30.28%           15.75       6/30/12           1,942
Joyce S. Mizerak.................     18,630           23.24%           15.75       6/30/12           1,490
George J. Ostendorf..............     18,630           23.24%           15.75       6/30/12           1,490
Irma N. Tavares..................     18,630           23.24%           15.75       6/30/12           1,490
Thomas P. Kaplan.................          0              N/A             N/A           N/A             N/A

---------------
(1) Any portion of the stock option that has not vested by July 1, 2007 shall expire on July 1, 2007. In addition, the stock option is subject to early expiration upon the termination of employment or death.

(2) The grant date present value was estimated using the Black-Scholes option-pricing model. The material assumptions used in the model include:
    (a) an exercise price of $15.75 per share; (b) an option term of 10 years;
    (c) expected volatility of 26.1%; (d) risk-free rate of return of 4.78% which represents the interest rate on a U.S. Treasury security with a maturity date corresponding to the option term; and (e) anticipated dividend yield of 11.95%. The actual value of the options will depend on the future market price of our common stock, which cannot be forecast with reasonable accuracy.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

     The following table shows 2002 stock option exercises and the value of unexercised options for those officers named in the Summary Compensation Table. In the case of exercised options, "value realized" is considered to be the difference between the exercise price and the market price on the date of exercise. In the case of unexercised options, value is considered to be the difference between the exercise price and the market price at the end of 2002. An "In-the-Money" option is an option for which the exercise price is less than $7.04, the closing market price of our common stock on the last trading day of 2002.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT                    OPTIONS AT
                               SHARES                          DECEMBER 31, 2002             DECEMBER 31, 2002
                            ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                        EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ------------   ------------   -----------   -------------   -----------   -------------
John A. Burchett..........     49,734        239,633        89,467         40,670        $      0        $51,906
Joyce S. Mizerak..........     11,666         50,922        59,027         30,110        $100,847        $36,334
George J. Ostendorf.......     35,000        123,025        47,359         30,110        $ 72,668        $36,334
Irma N. Tavares...........          0              0        82,359         30,110        $157,193        $36,334
Thomas P. Kaplan..........     46,294        263,736        11,666         11,480        $ 28,173        $36,334

                               CHANGE IN CONTROL

     On March 30, 2000 the Board of Directors adopted policies to take effect in the event a single person, entity, or a group of persons and/or entities acting in concert acquire control of us. If there is a change of control, the Chief Executive Officer may:

     - accelerate the exercisability, prior to the effective date of the change in control, of all outstanding options under our 1997 Executive and Non-employee Director Stock Option Plan and our 1999 Equity Incentive Plan (and terminate the restrictions applicable to any shares);

     - accelerate the exercisability, prior to the effective date of the change in control, of all outstanding incentive stock options (and terminate the restrictions applicable to any shares);

     - grant and award bonuses under our Bonus Incentive Plan; and

     - forgive any and all of the outstanding indebtedness to us of the persons listed in the Summary Compensation Table on page 11.

     In addition, pursuant to our 1999 Equity Incentive Plan and 1997 Executive and Non-employee Director Stock Option Plan, our Compensation Committee can take certain actions prior to a change in control, including:

     - Under the Equity Incentive Plan:

      - Accelerating the exercisability of all outstanding options (and terminating restrictions applicable to any outstanding shares of restricted stock);

      - Cancelling outstanding options and paying cash therefor; and/or

      - Repurchasing all outstanding shares of restricted stock.

     - Under the Executive and Non-employee Stock Option Plan:

      - Accelerating the exercisability of all outstanding awards.

     Our Stockholder Protection Rights Agreement became effective on April 28, 2000 and provides that the holder of a Right, upon the exercise of the Right, is entitled to purchase from us one one-hundredth of a share of Participating Preferred Stock at an exercise price of $17.00 per share, subject to adjustment. The Stockholder Protection Rights Agreement provides that upon the separation time, which is when there is a public announcement by a person to acquire beneficial ownership of 10% or more of our common stock, the Rights will become exercisable and entitle each holder of a Right, other than Rights that are owned by the acquiring person, the right to receive shares of common stock having a market value of two times the exercise price of the Right. Our Board may amend the Agreement anytime prior to the separation time in any respect. On June 10, 2002 we amended our Stockholder Protection Rights Agreement to change the ownership limit applicable to Mr. Burchett from 18% to 20%. A copy of the Agreement was filed with the Securities and Exchange Commission on Form 8-A on April 24, 2000, and a copy of the amendment was filed with the Securities and Exchange Commission on Form 8-K on July 16, 2002. A copy of the Agreement as amended is available from us free of charge.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The members of the Compensation Committee are John A. Clymer, Joseph J. Freeman and Saiyid T. Naqvi; each is an independent Director. In this report, the term "we" refers to members of the Committee.

Responsibilities

     We are responsible, to the Board of Directors and, ultimately, Hanover's shareholders, for:

     - Oversight and approval of Hanover's executive compensation policies;

     - Determining compensation for executive officers; and

     - Oversight and approval of Hanover's Bonus Incentive Compensation Plan, 1997 Executive and Non-Employee Director Stock Option Plan, and 1999 Equity Incentive Plan.

Objectives; Components of Executive Compensation

     Our principal objectives are to develop and implement compensation policies that will:

     - enable Hanover to attract and retain the most experienced and knowledgeable executives; and

     - align the financial interests of the executives with those of Hanover's shareholders.

     To this end, we employ compensation policies and plans which combine (1) competitive base salaries with (2) bonuses and stock-based compensation which emphasize the relationship between executive compensation and corporate performance.

     Base Salary

     We regularly review the base salaries payable to executive officers. The base salary payable pursuant to their employment agreements was last increased to reflect cost-of-living adjustments in October 2001.

     Annual Bonus Awards

     In 1997 Hanover adopted a Bonus Incentive Compensation Plan to provide annual bonuses for eligible participants, which include executive officers, directors, employees, independent contractors, and consultants of Hanover and its subsidiaries. The amount of awards available under this plan are based upon Hanover's annual net income. Bonuses may be paid 1/2 in cash and, subject to ownership limits, 1/2 in shares of Hanover's common stock. By linking the available bonus pool to Hanover's net income, the Bonus Incentive Compensation Plan provides additional incentive for eligible recipients to work towards Hanover's continued growth and success. No bonuses were awarded pursuant to the Bonus Incentive Compensation Plan in 2000 and 2001. Based on Hanover's 2002 performance a bonus of $100,000 was awarded to Mr. Burchett, $32,502 to Ms. Mizerak, $32,502 to Mr. Ostendorf and $32,502 to Ms. Tavares and these bonuses will be paid in 2003.

     In addition, we approved a discretionary bonus pool of $194,000 in 2000, $360,500 in 2001, and $458,000 in 2002 to reward mid-level and lower-level employees of Hanover Capital Partners and HanoverTrade, two of our subsidiaries, for their efforts during the year.

     Stock-Based Incentive Compensation

     Hanover adopted its two stock-based incentive plans in order to attract, motivate and retain qualified personnel. We believe that stock-based compensation provides additional incentive to contribute to the success of Hanover, since the value of such compensation is directly related to the market value of Hanover's common stock.

     1997 EXECUTIVE AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. Under this Plan we have authority to grant incentive stock options, non-qualified stock options, restricted stock, performance shares, stock appreciation rights, and other stock-based awards. We determine the terms and restrictions applicable to any such awards, and participants eligible to receive them. Eligible persons under the Plan are executive officers, Directors and employees of Hanover or its subsidiaries and other persons expected to provide significant services to Hanover. Incentive stock options may only be granted to the officers and key employees of Hanover and its subsidiaries. To date, all options granted under this Plan have been granted at an exercise price equal to the fair market value on the date of grant. We awarded 80,160 stock options under the Executive and Non-Employee Director Stock Option Plan during 2002.

     Subject to anti-dilution provisions for stock splits, stock dividends and similar events, this Plan authorizes the grant of options to purchase, and awards of, an aggregate of up to 325,333 shares of Hanover's common stock. If an option granted under this Plan expires or terminates, or an award is forfeited, the shares subject to any unexercised portion of such option or award will again become available for the issuance of further options or awards under this Plan. As of December 31, 2002 we had 74,509 options for shares of common stock remaining available for issuance under this Plan.

     1999 EQUITY INCENTIVE PLAN. This Plan authorizes us to grant non-qualified stock options or restricted stock to executive officers, key employees, Directors, agents, advisors and consultants of Hanover and its subsidiaries. To date, all options granted under the Equity Incentive Plan have been granted at an exercise price equal to the fair market value on the date of grant. Under the terms of this Plan, Mr. Stone was awarded an option to purchase 2,000 shares of Hanover's common stock upon his re-election to the Board in 2002. We did not award any other stock options under the Equity Incentive Plan during 2002.

     Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Equity Incentive Plan authorizes the grant of options to purchase, and awards of, an aggregate of up to 550,710 shares of Hanover's common stock. If an option granted under the Equity Incentive Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Equity Incentive Plan.

     No eligible participant can be granted options exercisable into, or awards of, more than 50,000 shares of Hanover's common stock in any year. As of December 31, 2002 we had 44,167 options for shares of common stock remaining available for issuance under this Plan.

Special Compensation

     In connection with its initial public offering in 1997, Hanover entered into a Contribution Agreement with Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares which provided that they were entitled to receive an aggregate of up to 216,667 shares of Hanover's common stock, and to have certain indebtedness to Hanover forgiven, if Hanover met performance targets based on the initial offering price over five annual performance periods, the last of which ended on September 30, 2002. In addition, options exercisable into an aggregate of 80,160 shares were granted to these four executives, with vesting conditioned on the same performance targets and periods. None of the targets were met within the first four periods, so none of the shares were issued, none of the options vested, and none of the loans were forgiven. However, in accordance with our policy of tying executive compensation to our corporate performance, on July 1, 2002 we modified the performance period and target amounts. As a result, the shares could be issued, the options could vest, and the loans could be forgiven, in performance periods between 2002 and 2007, if Hanover meets new performance targets based on the average closing price of its common stock for the 20 trading days preceding July 1, 2002.

     In July 2002, each of Messrs. Burchett and Ostendorf, Ms. Mizerak and Ms. Tavares received a bonus in an amount sufficient to cover the tax liability they incurred in connection with the sale to Hanover of common stock of HanoverTrade, Hanover Capital Partners and Hanover Capital Partners 2. These bonuses totaled $197,241 in the aggregate.

Compensation of the Chief Executive Officer

     In fiscal year 2002, the most highly compensated officer was John A. Burchett, our Chief Executive Officer, President and Chairman of the Board. In 2002 Mr. Burchett received a base salary of $331,770.

     We reviewed Mr. Burchett's performance in 2002 based on a number of factors. These factors included (1) Mr. Burchett's company-wide responsibilities and leadership, in addition to his day-to-day contributions to Hanover's operations; (2) Mr. Burchett's efforts to identify corporate opportunities, develop and implement long-term corporate strategies, and adapt those strategies to changing economic environments; (3) Hanover's return-on-equity and income during 2002 and over the prior 5 years; and (4) Hanover's stock price performance and dividends paid during 2002 and over the prior 5 years. We review Mr. Burchett's base salary at least annually, and it may change based on the ongoing review of his performance.

     We believe that the compensation policies described above align the interests of Hanover's management and its shareholders by attracting highly qualified executives and motivating them to increase long- and short-term corporate success. We will continue to monitor the effectiveness of Hanover's compensation programs to ensure that they meet Hanover's current and future needs.

                                            Compensation Committee

                                            John A. Clymer
                                            Joseph J. Freeman
                                            Saiyid T. Naqvi

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, Messrs. Clymer, Freeman and Naqvi served on our Compensation Committee. None of these Directors has ever been an officer or employee of Hanover or our subsidiaries.

     None of our directors or other executive officers served as a director or executive officer of another corporation that has a director or executive officer serving on our Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2002, Justin Burchett, a son of the Chairman of our Board, President and Chief Executive Officer, John A. Burchett, was employed by Hanover as an Associate. Justin Burchett was paid an aggregate salary and bonus of $78,750 by Hanover for his services during the year. Also in 2002, Frank Siermine, a brother of Joyce S. Mizerak, a Director, Secretary and Senior Managing Director, was employed as a vice president for Hanover Capital Partners and received an aggregate salary and bonus of $82,386. Hanover believes that all of these transactions and relationships during 2002 were on terms that were reasonable and in the best interests of Hanover.

Stock Purchase Agreement with Executive Officers

     In connection with our initial public offering in 1997, we acquired all of the non-voting preferred stock (representing a 97% ownership interest) in Hanover Capital Partners Ltd. and its wholly-owned subsidiaries, Hanover Capital Mortgage Corporation and Hanover Capital Securities, Inc., from Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak, in exchange for an aggregate of 716,667 shares of our common stock. Mr. Burchett, Ms. Tavares, Mr. Ostendorf and Ms. Mizerak retained ownership of all of the issued and outstanding common stock of Hanover Capital Partners, representing a 3% ownership interest. After our initial public offering, HanoverTrade and Hanover Capital Partners 2, two of our subsidiaries, were established with similar ownership structures.

     Pursuant to a Stock Purchase Agreement effective July 1, 2002 we acquired 100% of the outstanding common stock of each of Hanover Capital Partners, HanoverTrade and Hanover Capital Partners 2 from Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak. An independent appraiser determined that the value of the common shares of Hanover Capital Partners and HanoverTrade was $474,000 in the aggregate. The parties agreed that the common shares of Hanover Capital Partners 2 would be transferred to us as part of this transaction for no additional consideration. Each of the four selling executives used these proceeds to partially repay certain indebtedness owing to us from them.

Formation Transactions

     Also in connection with our initial public offering, we entered into a Contribution Agreement with Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares which provided that they were entitled to receive an aggregate of up to 216,667 shares of our common stock, called "earn-out" shares, and to have up to $1,750,000 of indebtedness to us forgiven, if we met performance targets based on the initial offering price over five annual performance periods, the last of which would have been September 30, 2002. In addition, options exercisable into an aggregate of 80,160 shares of our common stock were granted to these four executives, with vesting conditioned on the same performance targets and periods. None of the targets were met within the first four periods, so none of the shares were issued, none of the options vested, and none of the loans were forgiven.

     On July 1, 2002 we modified the performance periods and target amounts applicable to the earn-out shares, loans, and options. As a result, up to 216,667 shares of our common stock could be issued, options exercisable for up to 80,160 shares of our common stock could vest, and up to $1,750,000 in loans could be forgiven, on annual measuring dates ending on July 1, 2007, if we meet certain performance targets.

     The performance targets are based on the return on our common stock. One-third of the earn-out shares will be granted, one-third of the options will vest, and one-third of the loans will be forgiven on any measuring date through which the return on a share of stock is at least equal to a 15% annualized return on $8.9345, which was the average of the daily market price for the twenty consecutive trading days prior to July 1, 2002. If as of any earn-out measuring date the total return on a share of stock reaches $9.0360 or more, then all 216,667 earn-out shares will be granted, all 80,160 options will vest, and all $1,750,000 in loans will be forgiven, immediately.

     The "return on a share of our common stock" is determined by adding:

     - the appreciation in the value of our common stock over $8.9345; and

     - the amount of distributions made by us on our shares of common stock since July 1, 2002.

     In determining whether the earn-out has vested, appropriate adjustments will be made for stock splits, recapitalizations, stock dividends and transactions having similar effects.

Management Agreement with Hanover Capital Partners

     As described above, prior to July 1, 2002, Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares held a 3% ownership interest in Hanover Capital Partners. Since January 1, 1998, we have engaged Hanover Capital Partners, pursuant to a Management Agreement, to provide certain services for us, including, among other things:

     - serving as a consultant to the Board with respect to the formulation of investment criteria and preparation of policy guidelines;

     - assisting us in developing criteria for the purchase of mortgage assets that are specifically tailored to our investment objectives;

     - representing us in connection with the purchase, and commitment to purchase or sell, mortgage assets;

     - arranging for the issuance of mortgage securities from a pool of mortgage loans;

     - furnishing reports and statistical and economic research to us regarding our activities and the services performed for us by Hanover Capital Partners;

     - monitoring and providing to the Board of Directors price information and other data;

     - investing or reinvesting our money in accordance with its policies and procedures and the terms and conditions of the Management Agreement;

     - providing executive and administrative personnel office space and services required in rendering services to us; and

     - administering our day-to-day operations.

     We pay Hanover Capital Partners a fee for its services, and expenses for any due diligence services provided by independent contractors and other third parties in connection with the acquisition of mortgage assets.

     The monthly fee paid to Hanover Capital Partners equals the sum of the wages and salaries of the personnel employed by Hanover Capital Partners and/or its affiliates (other than independent contractors and other third parties rendering due diligence services in connection with the acquisition of any mortgage assets) apportioned to us for that month.

     The monthly expenses paid to Hanover Capital Partners equal the sum of the expenses of Hanover Capital Partners.

     We are entitled to offset against these fees and expenses any amount that may become payable by Hanover Capital Partners to us for any services we provide, including the services of Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak. Effective July 1, 1999, the Management Agreement was amended to define Hanover Capital Partners' monthly expenses related to services provided to us to mean: rent, telephone, utilities, office furniture, equipment, machinery and other office expenses of Hanover Capital Partners required for our day-to-day operations, including bookkeeping, clerical and back-office services provided by Hanover Capital Partners. During 2002, we recorded management and administrative expenses of $687,200 and $7,500 of due diligence expenses relating to billings from Hanover Capital Partners, pursuant to the Management Agreement.

     Since July 1, 2002, when we acquired all of the ownership interests in Hanover Capital Partners, our executive officers no longer own any shares in Hanover Capital Partners.

Repurchase of Our Common Stock

     On December 13, 2002, we repurchased 34,975 shares of our common stock from Mr. Kaplan for an aggregate purchase price of $241,803. The purchase price was determined by averaging the daily closing price of our common stock over the period from November 25, 2002 to December 13, 2002. Mr. Kaplan used the proceeds to repay in full his indebtedness to us.

Employment Agreements

     Effective July 1, 2002 we entered into Amended and Restated Employment Agreements with each of Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares. The Amended and Restated Employment Agreements provide for an initial annual base salary of $331,770 for Mr. Burchett and $248,827 for each of Ms. Mizerak, Mr. Ostendorf and Ms. Tavares. These base salaries may be increased annually at the discretion of the Compensation Committee for cost-of-living adjustments and merit increases, among other things. Each of these employment agreements has a five-year term and will automatically renew for successive one-year terms thereafter until the officer or we terminate the agreement. Each of Mr. Burchett, Mr. Ostendorf, Ms. Mizerak and Ms. Tavares is eligible to participate in the Bonus Incentive Compensation Plan, the 1997 Executive and Non-Employee Director Stock Option Plan, and the 1999 Equity Incentive Plan. In conjunction with these Amended and Restated Employment Agreements we granted these executives stock options with an exercise price of $15.75 per share. You can find more information regarding these stock options in the table entitled "Option/SAR Grants in Fiscal Year Ended December 31, 2002". Mr. Burchett is also entitled to $2 million in term life insurance, and Mr. Ostendorf, Ms. Tavares and Ms. Mizerak are each entitled to $1.5 million in term life insurance. In addition, these officers are entitled to a car allowance, club dues, and disability insurance.

     Effective January 1, 2000, we entered into an employment agreement with Mr. Kaplan that provided for an initial term of five years and contained an automatic renewal provision. The Company notified Mr. Kaplan that it would not renew his employment agreement. As a result of the notice, Mr. Kaplan's employment agreement will terminate on December 31, 2006, unless Mr. Kaplan has been terminated pursuant to the terms of the employment agreement. The employment agreement provides for an initial annual base salary of $229,522. The base salary is subject to annual increase at the discretion of our Chief Executive Officer, including cost-of-living adjustments. Mr. Kaplan is entitled to participate in our Bonus Incentive Compensation Plan and our 1999 Equity Incentive Plan. He also is entitled to disability insurance and $2 million in term life insurance.

     Our employment agreements with Messrs. Burchett, Kaplan and Ostendorf, Ms. Mizerak and Ms Tavares contain a provision prohibiting competition with us for a certain period following his or her termination for "good cause". Good cause means:

     - the conviction of (or the plea of nolo contendere to) a felony;

     - the Board of Directors' (or, in Mr. Kaplan's case, the Chief Executive Officer's) good-faith determination that the employee willfully and deliberately failed to perform a material amount of his or her duties (other than a failure to perform duties due to physical or mental illness), and the employee's failure to perform his or her duties was not cured within 30 days after written notice from the Board of Directors (or, for Mr. Kaplan, the Chief Executive Officer) specifying with reasonable particularity such alleged failure;

     - any absence from regular full-time employment in excess of three consecutive days that is not due to a vacation, participation in a permitted activity, bona fide illness, disability, death or other reason expressly authorized by the Board of Directors in advance; or

     - any act or acts of personal dishonesty (including, without limitation, insider trading or unauthorized trading in our securities), which may have a material adverse effect on us, or any of our subsidiaries.

     The executive officer is entitled to receive his or her base salary in effect at the date of termination until the later of one year from the termination date or the end of the employment term if the executive officer:

     - is terminated by us without good cause; or

     - in the case of Messrs. Burchett and Ostendorf, Ms. Mizerak and Ms.
       Tavares:

      - resigns within 90 days after being removed from our Board of Directors;
        or

      - is not re-elected to the Board of Directors, despite the executive officer's efforts to remain on the Board of Directors.

     Within 90 days after a change of control of Hanover, if the executive officer is terminated without good cause, or resigns without a pending termination for good cause, then the executive officer will be entitled to receive his or her base salary then in effect until the later of two years from the date of termination or to the end of the term of the employment agreement.

Loans to Executive Officers

     In connection with our initial public offering, we agreed to lend up to an aggregate of $1,750,000 to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak to enable them to pay their personal income taxes on the gains they recognized upon contributing Hanover Capital Partners preferred stock to us for shares of our common stock. An aggregate of $1,750,000 was borrowed pursuant to this agreement. These loans originally matured in September of 2002; on July 1, 2002 the maturity was extended to July 1, 2007. No payment of principal on the loans is due before maturity unless the borrower is terminated for "good cause" under his or her employment agreement with us, in which case the loan will become immediately due and payable. Interest, however, is payable on a quarterly basis in arrears. The loans to Mr. Burchett,

Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak are secured by an aggregate of 116,667 of their shares of our common stock, but are otherwise nonrecourse. As additional consideration to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak for their contribution of the preferred stock of Hanover Capital Partners to us, the outstanding balance of the loans will be forgiven to the extent that we meet established performance targets. You can find more information regarding these targets under "Certain Relationships and Related Transactions -- Formation Transactions". The terms of the loans were not determined through arm's-length negotiations and may be more favorable to the borrowers than would otherwise be available to them.

     In March 1998, we agreed to lend up to an aggregate of $1,500,000 in unsecured loans to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak, in lieu of incurring the costs and expenses associated with the registration of 100,000 shares of our common stock owned by them. Pursuant to this loan agreement, we loaned Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak an aggregate of $1,203,880 in April 1998. These loans originally were due and payable on March 31, 1999, but in March 1999 their term was extended to March 31, 2001. Similarly, in February 2001, their term was extended to March 31, 2003. The terms of the loans were not determined through arm's-length negotiations and may be more favorable to the borrowers than would otherwise be available to them. The remaining principal balance of these loans was repaid in March 2003.

     In November 1998, we agreed to lend up to an aggregate of $226,693 in unsecured loans to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak. The additional loans were used to fund equity contributions by them to our affiliates Hanover Capital Partners and Hanover Capital Partners 2. Pursuant to this loan agreement, we loaned Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak an aggregate of $226,693 in November 1998. A portion of these loans, $69,149 was repaid in February 1999, another portion, $61,837, was forgiven on January 28, 2000 and $12,202 was repaid in April 2000. The remaining principal balance of these loans was repaid on July 1, 2002.

     Effective January 1, 2002, interest on all of the above loans to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak was forgiven. During 2002, the total forgiven interest was $158,631.

     In connection with hiring Thomas P. Kaplan as our Chief Financial Officer and a Managing Director, we agreed to loan to Mr. Kaplan an amount sufficient to purchase up to 50,000 shares of our common stock. Interest was payable on a quarterly basis in arrears. In December 2002, Mr. Kaplan repaid his loan in full.

     The summary of executive officer loans at April 2, 2003 is shown below:

                                                              AMOUNT OF
                                                                LOAN        LARGEST AGGREGATE               SECURED BY
                                                 USE OF      OUTSTANDING   INDEBTEDNESS SINCE    INTEREST       OR
OFFICER                      DATE OF LOAN       PROCEEDS         ($)       JANUARY 1, 2002 ($)     RATE      UNSECURED
-------                   ------------------   -----------   -----------   -------------------   --------   -----------
John A. Burchett........  September 19, 1997       (a)         270,000           270,000           6.02%    Secured (d)
  President, Chief        April 15, 1998           (a)         692,500           692,500           5.70%    Secured (d)
  Executive Officer and   April 15, 1998           (a)               0           696,280           5.51%    Unsecured
  Chairman                November 30, 1998        (b)               0            45,927           4.47%    Unsecured
Joyce S. Mizerak........  September 19, 1997       (a)         108,000           108,000           6.02%    Secured (d)
  Sr. Managing Director   April 15, 1998           (a)         154,500           154,500           5.70%    Secured (d)
  and Director            April 15, 1998           (a)               0           170,500           5.51%    Unsecured
                          November 24, 1998        (b)               0            12,526           4.47%    Unsecured
George J. Ostendorf.....  April 6, 1998            (a)         262,500           262,500           5.70%    Secured (d)
  Sr. Managing Director   April 15, 1998           (a)               0           130,000           5.51%    Unsecured
  and Director            November 24, 1998        (b)               0            12,526           4.47%    Unsecured
Irma N. Tavares.........  September 19, 1997       (a)         104,600           104,600           6.02%    Secured (d)
  Sr. Managing Director   April 15, 1998           (a)         157,900           157,900           5.70%    Secured (d)
  and Director            April 15, 1998           (a)               0           207,100           5.51%    Unsecured
                          November 28, 1998        (b)               0            12,527           4.47%    Unsecured
Thomas P. Kaplan........  September 15, 1999       (c)               0           241,796           5.29%    Secured (d)
  Managing Director*


OFFICER                   MATURITY DATE
-------                   --------------
John A. Burchett........  July 2007 (f)
  President, Chief        July 2007 (f)
  Executive Officer and   March 2003 (e)
  Chairman                November 2002
Joyce S. Mizerak........  July 2007 (f)
  Sr. Managing Director   July 2007 (f)
  and Director            March 2003 (e)
                          November 2002
George J. Ostendorf.....  July 2007 (f)
  Sr. Managing Director   March 2003 (e)
  and Director            November 2002
Irma N. Tavares.........  July 2007 (f)
  Sr. Managing Director   July 2007 (f)
  and Director            March 2003 (e)
                          November 2002
Thomas P. Kaplan........  March 2003 (g)
  Managing Director*

---------------
 * Mr. Kaplan also served as Chief Financial Officer from June 1999 to January 2002.

(a) The borrower used proceeds of the loan to pay personal income taxes. The taxes resulted from the contribution of the borrower's shares of Hanover Capital Partners Ltd. to Hanover in connection with the initial public offering.

(b) Proceeds of the loan were used by the borrower to recapitalize Hanover Capital Partners Ltd.

(c) Proceeds of the loan were used by the borrower to purchase shares of our stock.

(d) The loans are secured (in total) by 166,667 shares of our common stock but are otherwise non-recourse to Mr. Burchett, Ms. Tavares, Mr. Ostendorf, and Ms. Mizerak.

(e) The loans were amended in March 2001 to extend the maturity date from March 2001 to March 2003.

(f) The loans were amended on July 1, 2002 to extend the maturity date from September 2002 to July 2007.

(g) The loan was amended in March 2001 to extend the maturity date from September 2002 to March 2003.

                               PERFORMANCE GRAPH

     The graph below provides a comparison of the cumulative total shareholder return on our common stock, as compared with the cumulative total return on the S&P Composite-500 Stock Index and an index average of our peer group, over the past five years.

     Before March 20, 1998, only units comprised of our common stock and warrants were traded on the American Stock Exchange; on March 19, 1998 our common stock and warrants commenced trading separately. For purposes of the graph below, the value of the units is used until March 20, 1998, and the value of the common stock is used for subsequent periods.

     Our peer group is composed of the following publicly traded companies:
Capstead Mortgage Corporation, DYNEX Capital, Impac Mortgage Holdings, Inc., Indymac Bancorp, Inc., Redwood Trust, Inc. and Thornburg Mortgage Asset Corporation.

     The returns reflect stock price appreciation for our common stock and for each of the comparative indices. The graph assumes that $100 was invested in our common stock and in each of the indices on December 31, 1997 and assumes the reinvestment of any dividends. The graph lines connect fiscal-year end dates and do not reflect fluctuations between those dates. The data source is FactSet Research Systems, Inc. and the graph was prepared on our behalf by the American Stock Exchange -- Issuer Services. The total return performance shown on the graph is not necessarily indicative of future total return performance of our common stock.

                              [PERFORMANCE CHART]

                         TOTAL RETURN PERFORMANCE GRAPH

------------------------------------------------------------------------------------------------------------------
                                31-Dec-1997   31-Dec-1998   31-Dec-1999   29-Dec-2000   31-Dec-2001   31-Dec-2002
------------------------------------------------------------------------------------------------------------------
 Hanover Capital Mortgage
   Holdings, Inc.                 100.000       34.890        32.265        53.616        90.922        90.658
------------------------------------------------------------------------------------------------------------------
 S&P 500 Stock Index              100.000       126.669       151.402       136.051       118.306       90.663
------------------------------------------------------------------------------------------------------------------
 Peer Group Average               100.000       43.198        43.349        65.578        103.796       122.956
------------------------------------------------------------------------------------------------------------------

---------------
* Source: FactSet Research Systems, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and persons owning more than ten percent of a registered class of our securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent holders are required by regulations under the Exchange Act of 1934 to furnish us with copies of all Section 16(a) forms they file.

     After reviewing the copies of these reports furnished to us during the fiscal year which ended December 31, 2002, we believe that all Section 16(a) filing requirements applicable to our officers, Directors and greater than ten percent beneficial owners were timely satisfied by these persons, except that Mr. Burchett inadvertently filed late one report required by Section 16(a). All such filings have been made.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at our 2004 annual meeting must deliver the proposal to our principal executive offices at 379 Thornall Street, Edison, New Jersey 08837 no later than December 12, 2003 if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

     Any shareholder proposal for our 2004 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered "untimely" pursuant to our bylaws if we receive it before February 15, 2004 or after March 16, 2004. An untimely proposal may be excluded from consideration at our 2004 annual meeting and, if such proposals are brought before the meeting, proxies solicited by the Board of Directors for our 2004 annual meeting may confer discretionary authority to vote on any such untimely proposal without express direction from shareholders giving such proxies. Such proposal must be delivered to our Secretary at our principal executive offices.

                                 OTHER MATTERS

     We know of no other matters to be presented at the meeting. If other matters are considered at the meeting, the proxies will vote on these matters in accordance with their own discretion.

     Shareholders who would like an additional copy of our Annual Report on Form 10-K may obtain it, free of charge, upon request to our Secretary. In addition, we will mail a copy of our Stockholder Protection Rights Agreement to any recipient of this Proxy Statement, without charge, upon written or oral request to our Secretary. Any such requests should be directed to Joyce S. Mizerak, 379 Thornall Street, Edison, New Jersey, 08837, telephone number (732) 548-0101.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                                          By order of the Board of Directors

                                          JOYCE S. MIZERAK,
                                          Senior Managing Director, a Director
                                          and Secretary

April 10, 2003

                                                                     HCMCM-PS-03

E1                  HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 15, 2003
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoints John A. Burchett and Joyce S. Mizerak as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned all shares of common stock which the undersigned would be entitled to vote at the 2003 Annual Meeting of Stockholders of HANOVER CAPITAL MORTGAGE HOLDINGS, INC. to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Thursday, May 15, 2003 at 11:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting and Proxy Statement dated April 10, 2003, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


____________________________________________________________________________________________________________________________________
                     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
____________________________________________________________________________________________________________________________________

HAS YOUR ADDRESS CHANGED?                                        DO YOU HAVE ANY COMMENTS?

___________________________________________________________      ___________________________________________________________________

___________________________________________________________      ___________________________________________________________________

___________________________________________________________      ___________________________________________________________________

[X]  Please mark
     votes as in
     this example.

1.   To elect three Directors, to serve for a term of three years.
     NOMINEES: (01) John A. Burchett, (02) John A. Clymer and
               (03) Saiyid T. Naqvi.




               FOR                                     WITHHELD
               ALL                                     FROM ALL
               NOMINEES     [  ]             [  ]      NOMINEES


        [  ]   ____________________________________________________
                     For all nominees except as noted above

_______________________________________________________________________________
                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
_______________________________________________________________________________

                                                                                FOR            AGAINST             ABSTAIN
2.   To consider and act upon a proposal to ratify, confirm and                 [  ]             [  ]                [  ]
     approve the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2003.

3.   To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     Mark box at right if an address change or comment has been noted on the reverse side of this card.           [  ]

     THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     Please be sure to sign and date this Proxy.





Signature: __________________________ Date: _________________ Signature: __________________________ Date: ____________________